UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 13, 2015

GORDMANS STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34842	26-3171987
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1926 South 67th St,

Omaha, Nebraska 68106

(Address of principal executive offices, zip code)

(402) 691-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2015, Gordmans Stores, Inc. (the “Company”) appointed James B. Brown as Executive Vice President, Chief Financial Officer (“CFO”) and Treasurer, to be effective as of September 16, 2015. Mr. Brown will serve as the Company’s principal financial officer.

Mr. Brown, 47, joins the Company from Hancock Fabrics, Inc. (“Hancock”), where he served as Executive Vice President, Chief Financial Officer and Secretary from March 2013 until accepting the CFO position with the Company. Prior to that time, Mr. Brown served in various positions with Fred’s, Inc., including as Senior Vice President – Finance from November 2011 to February 2013, Vice President, Planning and Analysis from June 2008 to November 2011 and Assistant Controller from February 2006 to May 2008.

In connection with Mr. Brown’s employment, the Company executed an employment offer letter (the “Offer Letter”) with Mr. Brown dated September 13, 2015. Under the terms of the Offer Letter, Mr. Brown is entitled to (i) an annual base salary of $325,000, subject to annual increase based on the attainment of performance objectives to be established annually, (ii) participation in the Company’s Incentive Compensation Program, a cash bonus payment program with a target bonus equal to 45% of Mr. Brown’s annual base salary and a maximum bonus equal to 90% of base salary, (iii) options to acquire 36,000 shares of the Company’s common stock and 6,000 shares of restricted stock under the Company’s 2010 Omnibus Incentive Compensation Plan, which grants will be subject to time-based vesting at a rate of 25% per year beginning on the first anniversary of the grant date, (iv) 6,000 shares of restricted stock under the Company’s 2010 Omnibus Incentive Compensation Plan, which grant will be subject to performance-based cliff vesting after three years, (v) participation in the Company’s healthcare and benefit plans, (vi) relocation expenses up to $136,000, and (vii) severance in certain circumstances equal to Mr. Brown’s base salary for the number of months that he is employed by the Company, not to exceed six months, unless Mr. Brown is employed by a third party prior to that time. In addition, the Offer Letter provides that in June 2016, as part of the Company’s annual long term incentive review, Mr. Brown will be granted equity instruments valued at up to 70% of his base salary to be comprised of stock options, restricted stock and performance-based restricted stock.

The above summary of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Offer Letter, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

There is no arrangement or understanding pursuant to which Mr. Brown was appointed as Executive Vice President, CFO and Treasurer and no family relationship exists between Mr. Brown and any director or executive officer of the Company. Since the beginning of the Company’s preceding fiscal year, there have been no related party transactions between the Company and Mr. Brown as described under Item 404(a) of Regulation S-K and none have been proposed.

A copy of the Company’s press release, issued on September 16, 2015, announcing the appointment of Mr. Brown is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Offer Letter, dated as of September 13, 2015, by and between Gordmans Stores, Inc. and James. B. Brown.

99.1	Press Release of Gordmans Stores, Inc., dated September 16, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GORDMANS STORES, INC.

Date: September 16, 2015	By:	/s/ Andrew T. Hall
		Name:	Andrew T. Hall
		Title:	President, Chief Executive Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Offer Letter, dated as of September 13, 2015, by and between Gordmans Stores, Inc. and James. B. Brown.

99.1	Press Release of Gordmans Stores, Inc., dated September 16, 2015.